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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Cambridge Heart, Inc.

   We hereby consent to the incorporation by reference in this Registration Statement to register 1,047,618 shares of common stock on Form S-3 of our report dated February 10, 1999, relating to the financial statements which appears in Cambridge Heart's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
June 24, 1999